                                                                        2/23/98

                                                    Registration No. 333-

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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                 NORD PACIFIC LIMITED
                (Exact name of registrant as specified in its charter)

             Bermuda                                        N/A
----------------------------------         ------------------------------------
     (State of Incorporation)              (I.R.S. Employer Identification No.)

                                 NORD PACIFIC LIMITED
                                   22 CHURCH STREET
                                HAMILTON HMII BERMUDA
                                   (809) 292-2363

             (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               CERTAIN STOCK OPTIONS


                                     RAY JENNER
                           C/O NORD RESOURCES CORPORATION
                          201 THIRD STREET, NW, SUITE 1750
                           ALBUQUERQUE, NEW MEXICO 87102
                                   (505) 241-5820
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)


                             CALCULATION OF REGISTRATION FEE
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
                                    PROPOSED       PROPOSED
TITLE OF                            MAXIMUM        MAXIMUM
SECURITIES         AMOUNT           OFFERING       AGGREGATE     AMOUNT OF
TO BE              TO BE            PRICE PER      OFFERING      REGISTRATION
REGISTERED         REGISTERED       SHARE          PRICE         FEE
----------         ----------       ---------      ---------     -------------
Common Stock,      53,000           $5.25(1)       $278,250(1)   $100.00
$.01 par value
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

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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the exercise price for the options.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates of filing:

     (a)  The Annual Report of Nord Pacific Limited  (the "Company") on
Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act");

     (b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed pursuant to
Section 13(a) of the Exchange Act;

     (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

     (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4, filed on January 24, 1990 (Registration No. 33-25683), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     John C.R. Collis, a director of the Registrant, is a partner in the law firm of Conyers, Dill & Pearman, which firm has rendered an opinion to the Registrant that the Common Stock offered hereby has been duly authorized and, upon issuance in accordance with the terms

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of the options being registered hereunder, will be duly and validly issued, fully paid and non-assessable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Bermuda law authorizes a corporation, in its bylaws, to provide that directors of the corporation will not be liable to the corporation or its shareholders for any act or failure to act, except in respect of any willful negligence, willful default, fraud or dishonesty on such director's part. Bermuda law also authorizes a corporation, in its bylaws, to provide that each shareholder waive any claim or right of action such shareholder may have, whether individually or by in the right of the corporation, against any director on account of any action or failure to act, except no shareholder may waive such shareholder's rights in respect of any willful negligence, willful default, fraud or dishonesty on such director's part. Bermuda law also authorizes a corporation, in its bylaws, to provide that the corporation will indemnify and hold harmless its officers and directors from any act or failure to act, except in respect of any willful negligence, willful default, fraud or dishonesty which may attach to any officer or director.

     The Registrant's bylaws provide, in substance, for the exculpation from liability of directors and for the indemnification of directors and officers of the Registrant to the maximum extent permitted by Bermuda law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.  EXHIBITS.

     See Index to Exhibits, below.

Item 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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               (ii)  To reflect in the prospectus any facts or events
          arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,

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unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURE


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on this ____ day of ____________________, 199_.


                              NORD PACIFIC LIMITED


                              By:/s/
                                 ---------------------------
                                 Name:
                                 Title:


                                 POWER OF ATTORNEY

          We, the undersigned officers and directors of NORD PACIFIC LIMITED, hereby severally constitute and appoint W. PIERCE CARSON and RAY JENNER and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, to sign any and all amendments (including any post-effective amendments) to this Registration Statement and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them,

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or their substitutes, may lawfully do or cause to be done by virtue hereof.
Witness our hands on the dates set forth below.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

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          Signature                  Title                    Date
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/s/ EDGAR F. CRUFT
--------------------         Chairman of the             March 5, 1998
EDGAR F. CRUFT               Board


/s/ W. PIERCE CARSON
--------------------         Chief Executive             March 5, 1998
W. PIERCE CARSON             Officer


/s/ RAY JENNER
--------------------         Chief Financial             March 5, 1998
RAY JENNER                   Officer


--------------------         Director                    March 5, 1998
JOHN C.R. COLLIS


--------------------         Director                    March 5, 1998
MICHAEL J. DREW


/s/ LUCILE LANSING
--------------------         Director                    March 5, 1998
LUCILE LANSING


/s/ LEONARD LICHTER
--------------------         Director                    March 5, 1998
LEONARD LICHTER


/s/ JOHN B. ROBERTS
--------------------         Director                    March 5, 1998
JOHN B. ROBERTS

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     *The undersigned, by signing his name hereto, executes this Registration
Statement pursuant to a power of attorney executed by each of the above-named persons and filed with the Securities and Exchange Commission as an exhibit to this Registration Statement.


                                         /s/ Edgar F. Cruft
                                         ---------------------------------
                                         Edgar F. Cruft


                                  INDEX TO EXHIBITS


     (4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
          INDENTURES:

         (4.1) Form of Nord Pacific Limited Non-Plan Option for options being registered hereunder


     (5)  OPINION REGARDING LEGALITY:

          5.1 Opinion of Messrs. Conyers, Dill & Pearman, Bermuda, regarding legality of the issuance of the Shares


     (23) CONSENTS OF COUNSEL AND EXPERTS:

          23.1 Consent of Deloitte & Touche

          23.2 Consent of Messrs. Conyers, Dill & Pearman (contained in their opinion filed as Exhibit 5.1)

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